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EXHIBIT 11.1     COMPUTATION OF NET LOSS PER SHARE

                                                                 Three Months
                                                                     Ended
                                                                 March 31, 1997
                                                                 --------------
Shares outstanding December 31, 1995 ..............                6,652,059

Weighted average shares for the Heartland
     acquisition as of January 1, 1996
     involving 261,424 shares .....................                  261,424


Weighted average shares for the ALS-Midwest
     acquisition involving 172,563 shares in
     May 1996 ......................................                 172,536


Weighted average shares for the Crossings
     acquisition involving 2,007,049 shares
     in May 1996 ....................................              2,007,049


Weighted average shares for the private
     equity transactions occurring in May 1996
     involving 430,281 shares .......................                430,281


Weighted average shares for initial public
     offering occurring in August 1996
     involving 3,443,206 shares .....................              3,443,206


Weighted average shares for exercise of
     41,580 stock options on 12/30/96................                 41,580


Weighted average shares for redemption of
     11,639 shares on 12/31/96.......................                (11,639)
                                                                 -----------
Total................................................             12,996,496
                                                                 ===========
Net loss attributable to common shares ..............            $  (579,000)
                                                                 ===========

Net loss per common and common equivalent shares ....            $     (0.04)
                                                                 ===========


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